Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 23, 2017, relating to the consolidated financial statements, the effectiveness of H&E Equipment Services, Inc.’s internal control over financial reporting, and schedule of H&E Equipment Services, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO USA, LLP

Dallas, Texas

January 17, 2018